Exhibit (a)(5)

                   SCHEDULE A TO TRUST INSTRUMENT OF

                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

Series

Balanced Portfolio

Growth Portfolio

Guardian Portfolio

Lehman Brothers High Income Bond Portfolio

Lehman Brothers Short Duration Bond Portfolio

International Large Cap Portfolio

International Portfolio

Mid-Cap Growth Portfolio

Partners Portfolio

Real Estate Portfolio

Regency Portfolio

Socially Responsive Portfolio

Small-Cap Growth Portfolio



Effective March 26, 2008